EXHIBIT 10.30


                               BLUE HOLDINGS, INC.
                              5804 E. SLAUSON AVE.
                           COMMERCE, CALIFORNIA 90040


October 9, 2006


VIA FACSIMILE AND U.S. MAIL

Long Rap, Inc.
1420 Wisconsin Avenue, NW
Washington, DC  20007
Attention:  Charles Rendelman
Telephone No.:  202-337-6610
E-mail:  chuck@upagainstthewall.com


         RE: AGREEMENT AND PLAN OF MERGER DATED JUNE 19, 2006, BY AND AMONG BLUE HOLDINGS, INC., LR ACQUISITION CORPORATION, LONG RAP, INC., AND THE STOCKHOLDERS OF LONG RAP, INC.

Dear Chuck:

         Blue Holdings, Inc. ("BLUE HOLDINGS") and Long Rap, Inc. ("LONG RAP") are parties to that certain Agreement and Plan of Merger dated June 19, 2006 (the "MERGER AGREEMENT"), by and among Blue Holdings, LR Acquisition Corporation, Long Rap and the Stockholders of Long Rap.

         For the reasons set forth in Sections 6.1(b) of the Merger Agreement, and pursuant to the terms of Section 6.2(b) thereof, the purpose of this letter is to confirm that Blue Holdings and Long Rap have mutually agreed to terminate the Merger Agreement effective as of the date of this letter. This will further confirm that the Boards of Directors of Blue Holdings and Long Rap have authorized the termination of the Merger Agreement on the terms specified in this letter.

         In accordance with Sections 6.2(b) and 4.16 of the Merger Agreement, Blue Holdings has agreed to pay to Long Rap, within five (5) business days of the date of this letter, $50,000 and 50% of invoices (fees and expenses) from Weinberg & Company, P.A., delivered in connection with the audit they conducted of Long Rap. Alternatively, with respect to payments under Section 4.16 of the Merger Agreement, Blue Holdings may pay the final invoice directly to Weinberg & Company and remit to Long Rap the difference between the amount of the final invoice so paid and fifty percent (50%) of the total audit fees and expenses. Blue Holdings will cooperate with Long Rap (and to the extent necessary, condition payment of final invoices to Weinberg & Company) upon Weinberg & Company's delivery of the audited financial statements of Long Rap to Long Rap.

         I trust that the terms noted above will be acceptable to you, and consistent with the provisions of the Merger Agreement and our mutual intent.

Charles Rendelman
October 9, 2006
Page 2


         Please sign and return to me an executed copy of this letter to confirm your agreement and acknowledgment of the foregoing.

                                      Very Truly Yours,


                                      /s/ Patrick Chow
                                      -----------------------
                                      Patrick Chow
                                      Chief Financial Officer



ACKNOWLEDGED AND AGREED:

Long Rap, Inc.


/s/ Charles Rendelman
---------------------------
Charles Rendelman



cc:      Paul Guez
         Steven M. Abramson, Esq.
         Barry Taff, Esq.
         Gregory Akselrud, Esq.